Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FIRST QUARTER 2018 RESULTS
- Net Sales of $437.5 Million for the Quarter; Up $8.9 Million From Q1 2017 -
- Gross Profit of $55.3 Million for the Quarter; Up $0.9 Million From Q1 2017 -
- Elimination of Mortgage Debt -
- Completed Acquisition of Cedar Creek Subsequent to Quarter End -

ATLANTA - May 3, 2018 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal first quarter ended March 31, 2018.

“Our first quarter was perhaps the most productive in the history of BlueLinx. We entered into $110 million of sale leaseback transactions that allowed us to deleverage the balance sheet and enter into an agreement to acquire Cedar Creek,” said Mitch Lewis, President and Chief Executive Officer. “We completed our acquisition of Cedar Creek on April 13th, which positions us as one of the largest wholesale distributors in the building products industry. With more than 50,000 branded and private-label SKUs, a broad distribution footprint servicing 40 states, and approximately 700 sales associates calling on customers every day, we are confident that we are well-positioned to continue our growth and drive enhanced value for our shareholders.”

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “The first quarter of 2018 was an exciting time for BlueLinx. We successfully completed four sale leaseback transactions and eliminated our CMBS mortgage debt of $98 million during the quarter. Our continued focus on deleveraging the business improved our financial performance and significantly reduced our debt during the quarter.”

First Quarter Results Compared to Prior Year Period
BlueLinx generated net sales of $437.5 million for the fiscal first quarter of 2018, up $8.9 million or 2.1% from the prior fiscal year first quarter. The Company recorded gross profit of $55.3 million during the fiscal first quarter, up $0.9 million or 1.6% from the prior fiscal year first quarter, with a gross margin of 12.7%.

The Company recorded a net loss of $13.4 million for the fiscal first quarter of fiscal 2018, compared to net income of $0.6 million in the prior fiscal year first quarter. As a result of the Company’s real estate monetization efforts and announcement of the Cedar Creek acquisition, the market reacted favorably, increasing our stock price during the fiscal first quarter. As a result, the Company incurred charges associated with the compensation expense from Stock Appreciation Rights (SARs) of $8.9 million, which the Company expects to pay out in 2018 and 2019. Additionally, the Company incurred one-time charges during the fiscal first quarter for legal, consulting, and professional fees of $3.6 million related to the Cedar Creek acquisition and interest charges of $2.2 million in debt modification fees under the CMBS mortgage payoff in the first quarter of fiscal 2018.

Adjusted EBITDA, which is a non-GAAP measure, was $8.1 million for the fiscal first quarter, up $0.7 million or 10.2% from this period a year ago.

Working Capital and Liquidity
During the fiscal first quarter of 2018, the Company paid off the remaining mortgage principal balance of approximately $98.0 million. The payment was funded through long-term sale leaseback transactions on four properties owned by the Company, which provided $110.0 million in aggregate gross sale proceeds. With the working capital efficiencies the Company achieved, operating working capital decreased by $2.4 million from the fiscal first quarter 2017.

Subsequent to the fiscal first quarter, BlueLinx used net proceeds from debt issuance under its amended $750 million ABL revolving credit facility (inclusive of a $150 million uncommitted accordion) and a new $180 million term loan to fund the purchase price for the Cedar Creek acquisition, repay debt, and to pay certain related transaction fees and expenses. Excess availability under the amended ABL and cash on hand as of April 13, 2018 was approximately $157 million.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Participants can access the live conference call via telephone at (877) 873-5864, using Conference ID # 5957632. Investors can also listen to the live audio of the conference call and view the accompanying slide presentation by visiting the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. After the conference call has concluded, an archived recording will be available on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items, and other adjustments to Consolidated Net Income, including compensation expense from SARs, and one-time charges associated with the legal, consulting, and professional fees related to the Cedar Creek acquisition, and interest charges in debt modification fees under the CMBS mortgage pay off in the first quarter of fiscal 2018.

We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

Additionally, we believe supplementary GAAP-based information such as operating working capital and debt principal are helpful to investors in explaining the impacts of our operating efficiencies. Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. Operating working capital is an important measure we use to determine the efficiencies of our operations and our ability to readily convert assets into cash. Debt principal is defined as the principal amount of debt payable at the stated period-end date and is used by management to monitor our progress in meeting our goals to reduce the debt on our balance sheet.

About BlueLinx Holdings Inc.
BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Atlanta, Georgia, BlueLinx has approximately 2,600 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. For more information visit www.BlueLinxCo.com.

Contacts:
Investors:
Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.
(866) 671-5138
investor@bluelinxco.com

Media:
Trevor Gibbons / Amy Feng
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to profitability. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, inventory management and commodities pricing; new housing starts and inventory levels of existing homes for sale; general economic and business conditions in the United States; acceptance by our customers of our privately branded products; financial condition and creditworthiness of our customers; supply from our key vendors; reliability of the technologies we utilize; the activities of competitors; changes in significant operating expenses; fuel costs; risk of losses associated with accidents; exposure to product liability claims; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 30, 2017, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	March 31, 2018	April 1, 2017
	(unaudited)
Net sales	$437,487	$428,608
Cost of sales	382,162	374,174
Gross profit	55,325	54,434
Operating expenses (income):
Selling, general, and administrative	59,240	53,051
Gains from sales of property	—	(6,700)
Depreciation and amortization	2,665	2,363
Total operating expenses	61,905	48,714
Operating (loss) income	(6,580)	5,720
Non-operating expenses (income):
Interest expense	8,480	5,242
Other income, net	(94)	(139)
(Loss) income before (benefit from) provision for income taxes	(14,966)	617
(Benefit from) provision for income taxes	(1,539)	33
Net (loss) income	$(13,427)	$584

Basic (loss) earnings per share	$(1.47)	$0.07
Diluted (loss) earnings per share	$(1.47)	$0.06

BLUELINX HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2018	December 30, 2017
ASSETS
Current assets:
Cash	$7,069	$4,696
Receivables, less allowances of $3,140 and $2,761, respectively	162,904	134,072
Inventories, net	228,849	187,512
Other current assets	18,911	17,124
Total current assets	417,733	343,404
Property and equipment:
Land and land improvements	22,252	30,802
Buildings	153,225	84,781
Machinery and equipment	70,787	70,596
Construction in progress	569	570
Property and equipment, at cost	246,833	186,749
Accumulated depreciation	(93,559)	(102,977)
Property and equipment, net	153,274	83,772
Deferred tax asset	58,692	53,853
Other non-current assets	14,796	13,066
Total assets	$644,495	$494,095
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,097	$70,623
Bank overdrafts	21,322	21,593
Accrued compensation	4,815	9,229
Current liabilities - capital leases and real estate deferred gain	7,478	5,388
Other current liabilities	18,102	10,772
Total current liabilities	158,814	117,605
Non-current liabilities:
Long-term debt, net of discount of $2,952 and $3,792, respectively	220,384	276,677
Non-current liabilities - capital leases and real estate deferred gain	200,007	24,492
Pension benefit obligation	29,100	30,360
Other non-current liabilities	14,094	9,959
Total liabilities	622,399	459,093

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,209,913 and 9,100,923, respectively	92	91
Additional paid-in capital	259,906	259,588
Accumulated other comprehensive loss	(36,298)	(36,507)
Accumulated stockholders’ deficit	(201,604)	(188,170)
Total stockholders’ equity	22,096	35,002
Total liabilities and stockholders’ equity	$644,495	$494,095

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net cash used in operating activities	(45,003)	(39,860)

Property and equipment investments	(332)	(160)
Proceeds from sale of assets	107,879	27,427
Net cash provided by investing activities	107,547	27,267

Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(1,759)	(147)
Repayments on revolving credit facilities	(78,789)	(70,938)
Borrowings from revolving credit facilities	119,441	115,553
Principal payments on mortgage	(97,847)	(27,388)
Decrease in bank overdrafts	(271)	(3,342)
Cash released from escrow related to the mortgage	—	(1,090)
Other, net	(946)	(410)
Net cash used in financing activities	(60,171)	12,238

Increase (decrease) in cash	2,373	(355)
Cash, beginning of period	4,696	5,540
Cash, end of period	$7,069	$5,185

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule reconciles net income to Adjusted EBITDA:

	Quarter Ended
	March 31, 2018	April 1, 2017
Net income	$(13,427)	$584
Adjustments:
Depreciation and amortization	2,665	2,363
Interest expense	8,480	5,242
(Benefit from) provision for income taxes	(1,539)	33
Gain from sales of property	—	(6,700)
Amortization of deferred gain	(1,171)	—
Share-based compensation expense	9,200	765
Multi-employer pension withdrawal	—	4,500
Merger and acquisition costs (1)	3,592	—
Restructuring, severance, and legal	272	536
Adjusted EBITDA	$8,072	$7,323

(1) Reflects primarily legal, consulting, and professional fees related to the Cedar Creek acquisition

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Debt Principal
The following schedule presents revolving credit facility and mortgage principal for the first quarters of fiscal 2018 and 2017, respectively:

	March 31, 2018	April 1, 2017	YOY Change
Revolving credit facility - principal	$223,336	$221,228	$2,108
Mortgage - principal	—	99,435	(99,435)
Total	$223,336	$320,663	$(97,327)

Operating Working Capital
Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. The following schedule displays the selected balance sheet components of our operating working capital calculation:

	March 31, 2018	April 1, 2017	YOY Change
Current assets:
Cash	$7,069	$5,185	$1,884
Receivables, less allowance for doubtful accounts	162,904	160,068	2,836
Inventories, net	228,849	214,658	14,191
Other current assets	18,911	18,271	640
Total current assets	$417,733	$398,182	$19,551

Current liabilities:
Accounts payable	$107,097	$100,189	$6,908
Bank overdrafts	21,322	18,354	2,968
Accrued compensation	4,815	5,071	(256)
Current maturities of long-term debt, net of discount	—	2,246	(2,246)
Current liabilities - capital leases and real estate deferred gain	7,478	5,093	2,385
Other current liabilities	18,102	8,180	9,922
Total current liabilities	$158,814	$139,133	$19,681

Operating working capital	$258,919	$261,295	$(2,376)